                                               SECURITIES AND EXCHANGE COMMISSION

                                                     WASHINGTON, DC.  20549

                                                            FORM 8-K

                                                        CURRENT REPORT
                                               Pursuant to Section 13 or 15(d) of
                                               the Securities Exchange Act of 1934

                                        Date of Report (Date of earliest event reported):
                                                        October 21, 2008

                                                     HANCOCK HOLDING COMPANY
                                  -----------------------------------------------------------
                                     (Exact name of registrant as specified in its charter)

                               Mississippi                 0-13089                  64-0169065
                       -------------------------    --------------------     -----------------------------
                           (State or other            (Commission File         (I.R.S. Employer
                           jurisdiction of               Number)                 Identification Number)
                           incorporation)

                                 One Hancock Plaza, 2510 14th Street,
                                      Gulfport, Mississippi                           39501
                              ------------------------------------------------------------------
                              (Address of principal executive offices)              (Zip code)

                                                          (228) 868-4000
                              ------------------------------------------------------------------
                                    (Registrant's telephone number, including area code)

                                           INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01. Other Events.  On October 21, 2008, Hancock Holding Company
issued a press release announcing earnings for third quarter of 2008.
The press release and related financial statements are attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits

             (c)  Exhibits.

                      99.1   Press Release issued by Hancock Holding Company
                             dated October 21, 2008, headed "Hancock Holding
                             Company announces earnings for third quarter
                             2008" and related financial statements.

                                                      SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 23, 2008
       -----------------------

                                                       HANCOCK HOLDING COMPANY
                                                      (Registrant)

                                                 By:   /s/ Paul D. Guichet
                                                    --------------------------------
                                                      Paul D. Guichet
                                                      Vice President
                                                      Investor Relations

                                   HANCOCK HOLDING COMPANY

For Immediate Release
October 21, 2008

For More Information
Carl J. Chaney, Chief Executive Officer
Michael M. Achary, Chief Financial Officer
Paul D. Guichet, Investor Relations
800.522.6542 or 228.563.6559

          Hancock Holding Company Announces Earnings for Third Quarter 2008

        GULFPORT, MS (October 21, 2008) - Hancock Holding Company (NASDAQ: HBHC) today announced net income for the quarter ended September 30, 2008. Hancock's third quarter
2008 net income was $16.0 million, a decrease of $1.7 million, or 9.8 percent, from the third quarter of 2007. Diluted earnings per share for the third quarter of 2008 were
$0.50, a decrease of $0.05 from the same quarter a year ago.

        Net income for the first nine months of 2008 was $57.0 million, a decrease of
$246 thousand, or 0.4 percent, from the first nine months of 2007. Diluted earnings per share were $1.79 for the first nine months of 2008, an increase of $0.05 compared to the prior year (due in part to 1,004,000 common shares repurchased in 2007).

        Hancock Holding Company Chief Executive Officer Carl J. Chaney stated, "The
Company's lower earnings for the quarter were not related to a significant worsening of asset quality or write-downs of hard to value investments, which have plagued so many other financial institutions as part of the current financial crisis. But rather, the primary reason for the Company's lower earnings this quarter was related to a 30 percent annualized increase in loans and the need to set aside an appropriate level of reserves for loan losses. Because of the vibrant markets in which we operate and due to our position of strength and stability, Hancock is experiencing significant loan growth.
With that growth comes the need to set aside reserves for loan losses. Also, Hancock is not completely immune from the current economic crisis, and as a result, did experience an additional $1.7 million in net charge-offs this quarter compared to last quarter. Most of these charge-offs were past-due commercial loans whose collateral values had declined in this volatile economic environment. Hancock remains extremely well capitalized with a tangible equity ratio of approximately 8 percent, which is higher than most banks.
Especially in this environment, the Company remains a pillar of strength and stability and stands ready to weather the current economic storm."

        Highlights and key operating items from Hancock's third quarter earnings are as follows:

     o   Net Income and Returns: Hancock's net income for the third quarter of 2008 was $16.0 million compared to $17.7 million for the same quarter a year ago, a decrease of $1.7 million, or 9.8 percent, and a decrease of $5.0 million, or 23.7 percent, over the prior quarter. Return on average assets for the quarter was 1.00 percent compared to 1.21 percent for 2007's third quarter and to
         1.36 percent for the prior quarter. Return on average common equity was 10.90 percent compared to 12.58 percent for 2007's third quarter and to 14.51 percent for the prior quarter.

     o   Impact of Hurricane Gustav:  Hurricane Gustav made landfall on the southeastern Louisiana coast on Monday, September 1, 2008 and significantly impacted Hancock's markets in Baton Rouge and Alexandria, Louisiana.  By
         Tuesday, September 2, Hancock was the first bank to open in Louisiana with over 25 percent of the Company's Louisiana branch offices open.  By
         Saturday, September 6, Hancock had 100 percent of the Company's 50 Louisiana branch offices open.  In dealing with Hurricane Gustav, the Company incurred
         $560 thousand in operating expenses (clean up and repair costs, fuel, lodging and other miscellaneous costs) and also rebated to customers $294 thousand in return item fees and other service charges.  The Company incurred no major damage to any facilities and will not file a property and casualty insurance claim.  The total pretax impact of the costs and fees rebated was $854 thousand, or approximately $.02 per diluted share on an after-tax basis.

     o   Net Charge-offs and Non-performing Assets:  Net charge-offs for the third quarter of 2008 were $4.2 million, or 0.42 percent of average loans, up
         $1.7 million from the $2.5 million, or 0.27 percent of average loans, reported for the second quarter of 2008.  The majority of the increase in net charge-offs as compared to the second quarter was reflected in commercial real estate loans where the collateral values were written down to revised levels.  Non-performing assets as a percent of total loans and foreclosed assets was 0.59 percent at September 30, 2008, compared to 0.52 percent at June 30, 2008.  The Company did report an increase in non-accrual loans of $3.8 million and an increase in ORE of $504 thousand as compared to the second quarter.  The majority of the increase reported in non-accrual loans was reflected in a single relationship, a stalled real estate development project in Louisiana which was adequately reserved at
         September 30, 2008.  Loans 90 days past due or greater (accruing) as a percent of period end loans decreased 2 basis points from June 30, 2008, to 0.15 percent at September 30, 2008.

     o   Allowance for Loan Losses:  Hancock recorded a provision for loan losses of $8.1 million in the third quarter which, when combined with the quarter's net charge-offs of $4.2 million, resulted in a $3.9 million increase in the allowance for loan losses between June 30, 2008, and September 30, 2008.
         This increase was necessary to adjust the allowance to the level dictated by the Company's reserving methodologies.  A major driver of the overall higher level of the allowance for loan losses was a $285 million, or 30 percent annualized, increase in loans between June 30, 2008 and
         September 30, 2008.  The Company's allowance for loan losses was $57.2 million at September 30, 2008, compared to $53.3 million reported at
         June 30, 2008.  The ratio of the allowance for loan losses as a percent of period-end loans was 1.40 percent at September 30, 2008, as compared to the 1.41 percent reported at June 30, 2008.

     o   Loans:  For the quarter ended September 30, 2008, Hancock's average total loans were $3.95 billion, which represented an increase of $483.0 million, or 13.9 percent, from the quarter ended September 30, 2007.  Also as mentioned, period-end loans were up $285.1 million, or 30 percent annualized, from last quarter, while average loans increased $241.2 million, or 26 percent annualized.  The majority of the increase in loans was in commercial purpose loans but all consumer loan categories were up as well.  Of the $241.2 million increase in average loans, approximately $99.0 million was in Mississippi,
         $90.0 million in Louisiana, and $28.0 million and $24.2 million in Alabama and Florida, respectively.

     o   Deposits:  Average deposits were up $142.3 million, or 11.5 percent annualized, from the second quarter of 2008.  The increase in average deposits was reflected mostly in public fund deposits (up $115.7 million)
         and time deposits (up $76.4 million).  These increases were partly offset by decreases in noninterest-bearing deposits (down $10.5 million) and interest-bearing transaction deposits (down $39.3 million).  Period-end deposits for the third quarter were $5.41 billion, up $415.2 million, or
         8.3 percent, from September 30, 2007, and were up $394.0 million, or
         32 percent annualized, from June 30, 2008.  The large increase in period-end deposits as compared to June 30, 2008 was primarily in time deposits as well as public fund deposits.  Over half of the $394.0 million increase occurred in the month of September as customers and many large public depositories sought the safety of Hancock Bank as the financial crisis continued to intensify.

     o   Net Interest Income:  Net interest income (te) for the third quarter increased $3.9 million, or 7.3 percent, from the third quarter of 2007, and increased  $2.8 million from the second quarter of 2008, or 20.7 percent annualized.  The net interest margin (te) of 3.99 percent was 7 basis points narrower than the same quarter a year ago.  Growth in average earning asset levels was strong compared to the same quarter a year ago with an increase of $495.9 million, or 9.4 percent, mostly reflected in higher average loans
         (up $483.0 million, or 13.9 percent).  With short-term interest rates down significantly from a year ago, the Company's loan yield fell 124 basis points, pushing the yield on average earning assets down 80 basis points.
         However, total funding costs over the past year were down only 73 basis points.  Compared to the prior quarter, the net interest margin (te) widened
         8 basis points, mostly due to a continued reduction in the Company's funding costs.  The Company's total cost of funds was down 9 basis points compared to the previous quarter with rates on time deposits down 33 basis points.
         The higher level of net interest income (te) from the prior quarter and wider net interest margin were due, in part, to the continued re-pricing of the Company's CD portfolio (during the quarter, $411 million of maturing time deposits were re-priced into lower costing CDs) as well as the aforementioned $241.2 million in average loan growth. The quarter's loan growth was funded by a combination of higher deposits and maturing securities.

     o   Non-interest income:  Non-interest income, excluding securities transactions, for the third quarter was down $1.0 million, or 3.2 percent, compared to the same quarter a year ago and was also down $1.2 million, or 3.9 percent, compared to the previous quarter.  The primary factors impacting the lower levels of non-interest income compared to the same quarter a year ago were lower levels of other income (down $1.5 million, or 31.6 percent) and insurance fees (down $451 thousand or 10.6 percent).  The decrease in non-interest income
         (excluding securities transactions) for the third quarter compared to the prior quarter was primarily due to lower insurance fees (down $440 thousand, or 10.3 percent), investment and annuity fees (down $306 thousand, or 11.2 percent)
         and trust fees (down $245 thousand or 5.4 percent).  Included in the lower level of service charges for the third quarter were $294 thousand in customer rebates related to Hurricane Gustav.

     o   Operating expense:  Operating expenses for the third quarter were $0.4 million, or 0.7 percent, lower compared to the same quarter a year ago, but were $3.3 million, or 6.3 percent, higher than the previous quarter.  The decrease from the same quarter a year ago was reflected in lower other operating expenses (down $809 thousand) and was partly offset by higher levels of occupancy expense (up $457 thousand).  The increase in operating expense from last quarter was due to personnel expense (up $1.6 million), other operating expense (up $1.3 million), and occupancy expense (up
         $486 thousand).  Included in operating expense during the third quarter was approximately $560 thousand of increased expense related to Hurricane Gustav.

         Hancock Holding Company - parent company of Hancock Bank of Mississippi,
Hancock Bank of Louisiana, Hancock Bank of Florida, and Hancock Bank of Alabama - has
assets of approximately $6.74 billion.  Founded in 1899, Hancock Bank consistently ranks as one of the country's strongest, safest financial institutions according to Veribanc,
Inc., and BauerFinancial Services, Inc.  More corporate information and online banking are available at www.hancockbank.com.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995:  Congress
passed the Private Securities Litigation Act of 1995 in an effort to encourage corporations to provide information about companies' anticipated future financial performance.  This act provides a safe harbor for such disclosure, which protects the companies from unwarranted litigation if actual results are different from management expectations.  This release contains forward-looking statements and reflects management's current views and estimates of future economic circumstances, industry conditions, company performance, and financial results.  These forward-looking statements are subject to a number of factors and uncertainties which could cause the Company's actual results and experience to differ from the anticipated results and expectations expressed in such forward-
looking statements.

Hancock Holding Company
Financial Highlights
(amounts in thousands, except per share data and FTE headcount)
(unaudited)

                                                                                Three Months Ended             Nine Months Ended
                                                                     ------------------------------------   ----------------------
                                                                        9/30/2008    6/30/2008  9/30/2007    9/30/2008   9/30/2007
                                                                     --------------  ---------  ---------   ----------   ---------
Per Common Share Data

Earnings per share:
    Basic                                                                   $0.51      $0.67      $0.55         $1.82       $1.77
    Diluted                                                                 $0.50      $0.66      $0.55         $1.79       $1.74
Cash dividends per share                                                   $0.240     $0.240     $0.240        $0.720      $0.720
Book value per share (period-end)                                          $18.95     $18.27     $17.55        $18.95      $17.55
Tangible book value per share (period-end)                                 $16.77     $16.06     $15.32        $16.77      $15.32
Weighted average number of shares:
    Basic                                                                  31,471     31,382     32,005        31,402      32,299
    Diluted                                                                31,905     31,814     32,492        31,826      32,847
Period-end number of shares                                                31,702     31,386     31,786        31,702      31,786
Market data:
    High closing price                                                     $68.42     $45.68     $43.90        $68.42      $54.09
    Low closing price                                                      $33.34     $38.38     $32.78        $33.34      $32.78
    Period end closing price                                               $51.00     $39.29     $40.08        $51.00      $40.08
    Trading volume                                                         23,562     14,527     10,290        55,296      30,485

Other Period-end Data

FTE headcount                                                               1,941      1,903      1,966         1,941       1,966
Tangible common equity                                                   $531,800   $503,953   $486,871      $531,800    $486,871
Tier I capital                                                           $546,379   $527,479   $508,554      $546,379    $508,554
Goodwill                                                                  $62,277    $62,277    $62,277       $62,277     $62,277
Amortizable intangibles                                                    $6,402     $6,762     $8,195        $6,402      $8,195
Mortgage servicing intangibles                                               $357       $413       $632          $357        $632
Common shares repurchased for publicly announced plans                          0          0        343             0       1,004

Performance Ratios

Return on average assets                                                    1.00%      1.36%      1.21%         1.22%       1.31%
Return on average common equity                                            10.90%     14.51%     12.58%        13.16%      13.63%
Earning asset yield (TE)                                                    6.02%      6.03%      6.82%         6.11%       6.74%
Total cost of funds                                                         2.03%      2.12%      2.76%         2.21%       2.65%
Net interest margin (TE)                                                    3.99%      3.91%      4.06%         3.90%       4.09%
Noninterest expense as a percent of total revenue (TE)
    before amortization of purchased intangibles
    and securities transactions                                            62.92%     60.26%     65.45%        60.92%      62.81%
Common equity (period-end) as a percent of total assets (period-end)        8.91%      9.15%      9.45%         8.91%       9.45%
Leverage (Tier I) ratio                                                     8.66%      8.57%      8.82%         8.66%       8.82%
Tangible common equity ratio                                                7.97%      8.13%      8.34%         7.97%       8.34%
Net charge-offs as a percent of average loans                               0.42%      0.27%      0.21%         0.34%       0.19%
Allowance for loan losses as a percent of period-end loans                  1.40%      1.41%      1.31%         1.40%       1.31%
Allowance for loan losses to NPAs + accruing loans 90 days past due       189.69%    203.06%    335.22%       189.69%     335.22%
Loan/deposit ratio                                                         77.46%     74.82%     70.28%        74.81%      68.60%
Non-interest income excluding
    securities transactions as a percent of
    total revenue (TE)                                                     34.46%     36.52%     36.83%        35.91%      35.45%

Hancock Holding Company
Financial Highlights
(amounts in thousands)
(unaudited)

                                                                             Three Months Ended               Nine Months Ended
                                                                   -------------------------------------- ------------------------
                                                                     9/30/2008    6/30/2008   9/30/2007     9/30/2008   9/30/2007
                                                                   ------------ ------------ ------------ ------------ -----------
Asset Quality Information

Non-accrual loans                                                      $21,875      $18,106       $8,500      $21,875      $8,500
Foreclosed assets                                                        2,197        1,693        1,374        2,197       1,374
                                                                   ------------ ------------ ------------ ------------ -----------
Total non-performing assets                                            $24,072      $19,799       $9,874      $24,072      $9,874
                                                                   ------------ ------------ ------------ ------------ -----------
Non-performing assets as a percent of loans and foreclosed assets        0.59%        0.52%        0.28%        0.59%       0.28%
Accruing loans 90 days past due                                         $6,082       $6,449       $3,819       $6,082      $3,819
Accruing loans 90 days past due as a percent of loans                    0.15%        0.17%        0.11%        0.15%       0.11%
Non-performing assets + accruing loans 90 days past due
  to loans and foreclosed assets                                         0.74%        0.69%        0.39%        0.74%       0.39%

Net charge-offs                                                         $4,164       $2,495       $1,880       $9,592      $4,873
Net charge-offs as a percent of average loans                            0.42%        0.27%        0.21%        0.34%       0.19%

Allowance for loan losses                                              $57,200      $53,300      $45,901      $57,200     $45,901
Allowance for loan losses as a percent of period-end loans               1.40%        1.41%        1.31%        1.40%       1.31%
Allowance for loan losses to NPAs + accruing loans 90 days past due    189.69%      203.06%      335.22%      189.69%     335.22%

Provision for loan losses                                               $8,064       $2,787       $1,554      $19,669      $4,002

Allowance for Loan Losses

Beginning Balance                                                      $53,300      $53,008      $46,227      $47,123     $46,772
Provision for loan loss                                                  8,064        2,787        1,554       19,669       4,002
Charge-offs                                                              5,133        3,968        3,610       13,299      10,207
Recoveries                                                                 969        1,473        1,730        3,707       5,334
                                                                   ------------ ------------ ------------ ------------ -----------
Net charge-offs                                                          4,164        2,495        1,880        9,592       4,873
                                                                   ------------ ------------ ------------ ------------ -----------
Ending Balance                                                         $57,200      $53,300      $45,901      $57,200     $45,901
                                                                   ------------ ------------ ------------ ------------ -----------

Net Charge-off Information

Net charge-offs:
Commercial/real estate loans                                            $1,556         $600        ($58)       $2,990         $47
Mortgage loans                                                             179           61            -          240           1
Direct consumer loans                                                      650          442          864        1,680       1,835
Indirect consumer loans                                                    867          681          314        2,011       1,216
Finance company loans                                                      912          711          760        2,671       1,774
                                                                   ------------ ------------ ------------ ------------ -----------
Total net charge-offs                                                   $4,164       $2,495       $1,880       $9,592      $4,873
                                                                   ============ ============ ============ ============ ===========

Average loans:
Commercial/real estate loans                                        $2,453,154   $2,272,057   $2,106,778   $2,317,134  $2,042,992
Mortgage loans                                                         427,752      413,076      388,603      413,453     382,904
Direct consumer loans                                                  546,079      526,752      491,417      529,153     487,985
Indirect consumer loans                                                410,110      386,565      373,677      394,610     363,773
Finance Company loans                                                  116,140      113,555      109,807      114,276     101,135
                                                                   ------------ ------------ ------------ ------------ -----------
Total average loans                                                 $3,953,235   $3,712,005   $3,470,282   $3,768,626  $3,378,789

Net charge-offs to average loans:
Commercial/real estate loans                                             0.25%        0.11%       -0.01%        0.17%       0.00%
Mortgage loans                                                           0.17%        0.06%        0.00%        0.08%       0.00%
Direct consumer loans                                                    0.47%        0.34%        0.70%        0.42%       0.50%
Indirect consumer loans                                                  0.84%        0.71%        0.33%        0.68%       0.45%
Finance Company loans                                                    3.12%        2.52%        2.74%        3.12%       2.35%
                                                                   ------------ ------------ ------------ ------------ -----------
Total net charge-offs to average loans                                   0.42%        0.27%        0.21%        0.34%       0.19%

Hancock Holding Company
Financial Highlights
(amounts in thousands)
(unaudited)

                                                                  Three Months Ended            Nine Months Ended
                                                         ----------------------------------- -------------------------
                                                           9/30/2008   6/30/2008  9/30/2007   9/30/2008   9/30/2007
                                                         ------------- ---------- ---------- ----------- -------------
Income Statement

Interest income                                               $84,132    $81,732    $87,609    $250,636      $258,166
Interest income (TE)                                           86,774     84,164     89,982     258,165       265,221
Interest expense                                               29,357     29,573     36,467      93,274       104,169
                                                         ------------- ---------- ---------- ----------- -------------
Net interest income (TE)                                       57,417     54,591     53,515     164,891       161,052
Provision for loan losses                                       8,064      2,787      1,554      19,669         4,002
Noninterest income excluding
  securities transactions                                      30,194     31,412     31,198      92,375        88,454
Securities transactions gains/(losses)                           (79)        426         34       5,999            74
Noninterest expense                                            55,483     52,189     55,857     157,806       157,939
                                                         ------------- ---------- ---------- ----------- -------------
Income before income taxes                                     21,343     29,021     24,963      78,261        80,584
Income tax expense                                              5,338      8,037      7,224      21,215        23,292
                                                         ------------- ---------- ---------- ----------- -------------
Net income                                                    $16,005    $20,984    $17,739     $57,046       $57,292
                                                         ============= ========== ========== =========== =============

Noninterest Income and Noninterest Expense

Service charges on deposit accounts                           $11,108    $10,879    $11,085     $32,777       $30,747
Trust fees                                                      4,330      4,575      3,892      13,080        11,708
Debit card & merchant fees                                      2,805      2,884      2,571       8,229         7,480
Insurance fees                                                  3,819      4,259      4,270      12,419        13,672
Investment & annuity fees                                       2,421      2,727      2,253       7,957         6,249
ATM fees                                                        1,718      1,757      1,550       5,166         4,357
Secondary mortgage market operations                              817        753        935       2,347         2,962
Other income                                                    3,176      3,578      4,642      10,400        11,279
                                                         ------------- ---------- ---------- ----------- -------------
Noninterest income excluding
  securities transactions                                     $30,194    $31,412    $31,198     $92,375       $88,454
Securities transactions gains/(losses)                           (79)        426         34       5,999            74
                                                         ------------- ---------- ---------- ----------- -------------
Total noninterest income including
 securities transactions                                      $30,115    $31,838    $31,232     $98,374       $88,528
                                                         ============= ========== ========== =========== =============

Personnel expense                                             $28,664    $27,031    $28,531     $81,326       $79,932
Occupancy expense (net)                                         5,188      4,702      4,731      14,491        13,273
Equipment expense                                               2,711      2,785      2,814       8,405         7,855
Other operating expense                                        18,560     17,307     19,369      52,495        55,660
Amortization of intangibles                                       360        364        412       1,089         1,219
                                                         ------------- ---------- ---------- ----------- -------------
Total noninterest expense                                     $55,483    $52,189    $55,857    $157,806      $157,939
                                                         ============= ========== ========== =========== =============

Hancock Holding Company
Financial Highlights
(amounts in thousands)
(unaudited)

                                                            Three Months Ended                  Nine Months Ended
                                               ------------------------------------------ ----------------------------
                                                  9/30/2008      6/30/2008     9/30/2007    9/30/2008     9/30/2007
                                               --------------- ------------- ------------ ------------- --------------

Commercial/real estate loans                       $2,549,906    $2,348,816   $2,141,217    $2,549,906     $2,141,217
Mortgage loans                                        421,254       410,469      381,929       421,254        381,929
Direct consumer loans                                 554,374       520,230      494,667       554,374        494,667
Indirect consumer loans                               430,414       393,625      380,561       430,414        380,561
Finance Company loans                                 116,995       114,664      114,919       116,995        114,919
                                               --------------- ------------- ------------ ------------- --------------
Total loans                                         4,072,943     3,787,804    3,513,293     4,072,943      3,513,293
Loans held for sale                                    16,565        28,808       17,698        16,565         17,698
Securities                                          1,659,423     1,796,017    1,674,706     1,659,423      1,674,706
Short-term investments                                306,866         9,848       99,176       306,866         99,176
                                               --------------- ------------- ------------ ------------- --------------
Earning assets                                      6,055,797     5,622,477    5,304,873     6,055,797      5,304,873
                                               --------------- ------------- ------------ ------------- --------------
Allowance for loan losses                            (57,200)      (53,300)     (45,901)      (57,200)       (45,901)
Other assets                                          746,165       700,939      647,081       746,165        647,081
                                               --------------- ------------- ------------ ------------- --------------
Total assets                                       $6,744,762    $6,270,116   $5,906,053    $6,744,762     $5,906,053
                                               =============== ============= ============ ============= ==============

Noninterest bearing deposits                         $866,414      $894,544     $891,842      $866,414       $891,842
Interest bearing transaction deposits               1,371,400     1,460,848    1,357,835     1,371,400      1,357,835
Interest bearing Public Fund deposits               1,231,529     1,003,415      837,073     1,231,529        837,073
Time deposits                                       1,945,452     1,662,001    1,912,799     1,945,452      1,912,799
                                               --------------- ------------- ------------ ------------- --------------
Total interest bearing deposits                     4,548,381     4,126,264    4,107,707     4,548,381      4,107,707
                                               --------------- ------------- ------------ ------------- --------------
Total deposits                                      5,414,795     5,020,808    4,999,549     5,414,795      4,999,549
Other borrowed funds                                  635,069       574,981      216,481       635,069        216,481
Other liabilities                                      94,063       100,922      132,048        94,063        132,048
Common shareholders' equity                           600,835       573,405      557,975       600,835        557,975
                                               --------------- ------------- ------------ ------------- --------------
Total liabilities & common equity                  $6,744,762    $6,270,116   $5,906,053    $6,744,762     $5,906,053
                                               =============== ============= ============ ============= ==============

Average Balance Sheet

Commercial/real estate loans                       $2,453,154    $2,272,057   $2,106,778    $2,317,134     $2,042,992
Mortgage loans                                        427,752       413,076      388,603       413,453        382,904
Direct consumer loans                                 546,079       526,752      491,417       529,153        487,985
Indirect consumer loans                               410,110       386,565      373,677       394,610        363,773
Finance Company loans                                 116,140       113,555      109,807       114,276        101,135
                                               --------------- ------------- ------------ ------------- --------------
Total loans                                         3,953,235     3,712,005    3,470,282     3,768,626      3,378,789
Securities                                          1,765,702     1,830,533    1,660,841     1,777,036      1,735,581
Short-term investments                                 28,161        57,518      120,116        94,810        139,323
                                               --------------- ------------- ------------ ------------- --------------
Earning average assets                              5,747,098     5,600,056    5,251,239     5,640,472      5,253,693
                                               --------------- ------------- ------------ ------------- --------------
Allowance for loan losses                            (54,786)      (53,012)     (46,216)      (51,739)       (46,475)
Other assets                                          682,316       676,189      632,004       681,645        618,309
                                               --------------- ------------- ------------ ------------- --------------
Total assets                                       $6,374,628    $6,223,233   $5,837,027    $6,270,378     $5,825,527
                                               =============== ============= ============ ============= ==============

Noninterest bearing deposits                         $869,881      $880,375     $893,455      $869,655       $942,360
Interest bearing transaction deposits               1,408,013     1,447,301    1,383,851     1,410,665      1,445,384
Interest bearing Public Fund deposits               1,062,127       946,411      823,316       990,498        806,476
Time deposits                                       1,763,609     1,687,218    1,837,292     1,766,541      1,730,787
                                               --------------- ------------- ------------ ------------- --------------
Total interest bearing deposits                     4,233,749     4,080,930    4,044,459     4,167,704      3,982,647
                                               --------------- ------------- ------------ ------------- --------------
Total deposits                                      5,103,630     4,961,305    4,937,914     5,037,359      4,925,007
Other borrowed funds                                  587,939       567,151      206,072       546,695        203,025
Other liabilities                                      98,913       113,096      133,695       107,460        135,396
Common shareholders' equity                           584,146       581,681      559,346       578,864        562,099
                                               --------------- ------------- ------------ ------------- --------------
Total liabilities & common equity                  $6,374,628    $6,223,233   $5,837,027    $6,270,378     $5,825,527
                                               =============== ============= ============ ============= ==============

Hancock Holding Company
Financial Highlights
(amounts in thousands)
(unaudited)

                                                            Three Months Ended                     Nine Months Ended
                                               ------------------------------------------ --------------------------------
                                                  9/30/2008     6/30/2008     9/30/2007        9/30/2008      9/30/2007
                                               -------------- ------------ -------------- ---------------- ---------------
Average Balance Sheet Mix

Percentage of earning assets/funding sources:
Loans                                                 68.79%       66.28%         66.08%           66.81%          64.31%
Securities                                            30.72%       32.69%         31.63%           31.51%          33.04%
Short-term investments                                 0.49%        1.03%          2.29%            1.68%           2.65%
                                               -------------- ------------ -------------- ---------------- ---------------
Earning average assets                               100.00%      100.00%        100.00%          100.00%         100.00%
                                               ============== ============ ============== ================ ===============

Noninterest bearing deposits                          15.14%       15.72%         17.01%           15.42%          17.94%
Interest bearing transaction deposits                 24.50%       25.84%         26.36%           25.01%          27.51%
Interest bearing Public Fund deposits                 18.48%       16.90%         15.68%           17.56%          15.35%
Time deposits                                         30.68%       30.13%         34.99%           31.32%          32.95%
                                               -------------- ------------ -------------- ---------------- ---------------
Total deposits                                        88.80%       88.59%         94.04%           89.31%          93.75%
Other borrowed funds                                  10.23%       10.13%          3.92%            9.69%           3.86%
Other net interest-free funding sources                0.97%        1.28%          2.04%            1.00%           2.39%
                                               -------------- ------------ -------------- ---------------- ---------------
Total average funding sources                        100.00%      100.00%        100.00%          100.00%         100.00%
                                               ============== ============ ============== ================ ===============

Loan mix:
Commercial/real estate loans                          62.06%       61.21%         60.71%           61.49%          60.47%
Mortgage loans                                        10.82%       11.13%         11.20%           10.97%          11.33%
Direct consumer loans                                 13.81%       14.19%         14.16%           14.04%          14.44%
Indirect consumer loans                               10.37%       10.41%         10.77%           10.47%          10.77%
Finance Company loans                                  2.94%        3.06%          3.16%            3.03%           2.99%
                                               -------------- ------------ -------------- ---------------- ---------------
Total loans                                          100.00%      100.00%        100.00%          100.00%         100.00%
                                               ============== ============ ============== ================ ===============

Average dollars (in thousands):
Loans                                             $3,953,235   $3,712,005     $3,470,282       $3,768,626      $3,378,789
Securities                                         1,765,702    1,830,533      1,660,841        1,777,036       1,735,581
Short-term investments                                28,161       57,518        120,116           94,810         139,323
                                               -------------- ------------ -------------- ---------------- ---------------
Earning average assets                            $5,747,098   $5,600,056     $5,251,239       $5,640,472      $5,253,693

Noninterest bearing deposits                        $869,881     $880,375       $893,455         $869,655        $942,360
Interest bearing transaction deposits              1,408,013    1,447,301      1,383,851        1,410,665       1,445,384
Interest bearing Public Fund deposits              1,062,127      946,411        823,316          990,498         806,476
Time deposits                                      1,763,609    1,687,218      1,837,292        1,766,541       1,730,787
                                               -------------- ------------ -------------- ---------------- ---------------
Total deposits                                     5,103,630    4,961,305      4,937,914        5,037,359       4,925,007
Other borrowed funds                                 587,939      567,151        206,072          546,695         203,025
Other net interest-free funding sources               55,529       71,600        107,252           56,418         125,662
                                               -------------- ------------ -------------- ---------------- ---------------
Total average funding sources                     $5,747,098   $5,600,056     $5,251,238       $5,640,472      $5,253,694

Loans:
Commercial/real estate loans                      $2,453,154   $2,272,057     $2,106,778       $2,317,134      $2,042,992
Mortgage loans                                       427,752      413,076        388,603          413,453         382,904
Direct consumer loans                                546,079      526,752        491,417          529,153         487,985
Indirect consumer loans                              410,110      386,565        373,677          394,610         363,773
Finance Company loans                                116,140      113,555        109,807          114,276         101,135
                                               -------------- ------------ -------------- ---------------- ---------------
Total average loans                               $3,953,235   $3,712,005     $3,470,282       $3,768,626      $3,378,789

Hancock Holding Company
Average Balance and Net Interest Margin Summary
(amounts in thousands)
(unaudited)

                                                                          Three Months Ended
                                        ---------------------------------------------------------------------------------------
                                                    09/30/08                   06/30/08                     09/30/07
                                        ---------------------------- ---------------------------  -----------------------------
                                        Interest    Volume    Rate   Interest   Volume     Rate   Interest    Volume      Rate
                                        --------  ----------  ------ -------  ----------  ------  --------  -----------  ------

Average Earning Assets
Commercial & real estate loans (TE)     $36,289   $2,453,154  5.89%  $34,223  $2,272,057   6.05%  $39,555   $2,106,778    7.45%
Mortgage loans                            6,366      427,752  5.95%    6,124     413,076   5.93%    5,773      388,603    5.94%
Consumer loans                           21,237    1,072,329  7.88%   20,960   1,026,872   8.21%   21,871      974,901    8.90%
Loan fees & late charges                    455            -  0.00%     (48)           -   0.00%      257            -    0.00%
                                        --------  ----------  ------ -------  ----------  ------  --------  -----------  ------
  Total loans (TE)                      $64,347   $3,953,235  6.48%  $61,259  $3,712,005   6.63%  $67,456   $3,470,282    7.72%

US treasury securities                       53       11,334  1.86%       73      11,364   2.59%      128       11,169    4.53%
US agency securities                      3,751      333,434  4.50%    3,728     335,607   4.44%   10,223      801,585    5.10%
CMOs                                      1,786      141,355  5.05%    1,843     149,640   4.93%      830       80,989    4.10%
Mortgage backed securities               13,917    1,066,233  5.22%   14,060   1,101,270   5.11%    6,557      513,545    5.11%
Municipals (TE)                           2,280      163,796  5.57%    2,361     182,571   5.17%    2,634      195,956    5.38%
Other securities                            557       49,550  4.50%      535      50,081   4.27%      765       57,597    5.32%
                                        --------  ----------  ------ -------  ----------  ------  --------  -----------  ------
  Total securities (TE)                  22,344    1,765,702  5.06%   22,600   1,830,533   4.94%   21,137    1,660,841    5.09%

  Total short-term investments               83       28,161  1.18%      305      57,518   2.13%    1,389      120,116    4.59%

  Average earning assets yield (TE)     $86,774   $5,747,098  6.02%  $84,164  $5,600,056   6.03%  $89,982   $5,251,239    6.82%

Interest-bearing Liabilities
Interest-bearing transaction deposits    $3,193   $1,408,013  0.90%   $3,273  $1,447,301   0.91%   $4,682   $1,383,851    1.34%
Time deposits                            15,579    1,763,609  3.51%   16,089   1,687,218   3.84%   21,295    1,837,292    4.60%
Public Funds                              6,750    1,062,127  2.53%    6,170     946,411   2.62%    8,753      823,316    4.22%
                                        --------  ----------  ------ -------  ----------  ------  --------  -----------  ------
   Total interest bearing deposits      $25,522    4,233,749  2.40%  $25,532   4,080,930   2.52%  $34,730    4,044,459    3.41%

  Total borrowings                        3,828      587,939  2.59%    4,061     567,151   2.88%    1,892      206,072    3.64%

  Capitalized Interest                        7                         (20)                        (155)

  Total interest bearing liab cost      $29,357   $4,821,688  2.42%  $29,573  $4,648,081   2.56%  $36,467   $4,250,531    3.40%

Noninterest-bearing deposits                         869,881                     880,375                       893,455
Other net interest-free funding sources               55,529                      71,600                       107,252

Total Cost of Funds                     $29,357   $5,747,098  2.03%  $29,573  $5,600,056   2.12%  $36,467   $5,251,238    2.76%

Net Interest Spread (TE)                $57,417               3.60%  $54,591               3.47%  $53,515                 3.41%

Net Interest Margin (TE)                $57,417   $5,747,098  3.99%  $54,591  $5,600,056   3.91%  $53,515   $5,251,238    4.06%

Hancock Holding Company
Average Balance and Net Interest Margin Summary
(amounts in thousands)
(unaudited)

                                                                                Nine Months Ended
                                       ------------------------------------------------------------------------------------
                                                        9/30/2008                               9/30/2007
                                       --------------------------------------- --------------------------------------------
                                         Interest         Volume        Rate       Interest       Volume            Rate
                                       ------------    ------------    ------- --------------   ------------     ----------

Average Earning Assets
Commercial & real estate loans (TE)       $107,094      $2,317,134      6.17%       $113,567     $2,042,992          7.43%
Mortgage loans                              18,451         413,453      5.95%         16,866        382,904          5.87%
Consumer loans                              63,737       1,038,039      8.20%         63,045        952,893          8.85%
Loan fees & late charges                       523               -      0.00%            992              -          0.00%
                                       ------------    ------------    ------- --------------   ------------     ----------
  Total loans (TE)                         189,805      $3,768,626      6.73%        194,470     $3,378,789          7.69%

US treasury securities                         243          11,361      2.86%          1,278         35,083          4.87%
US agency securities                        13,118         382,046      4.58%         32,966        869,107          5.06%
CMOs                                         5,356         144,882      4.93%          2,882         93,941          4.09%
Mortgage backed securities                  39,002       1,008,197      5.16%         17,887        476,077          5.01%
Municipals (TE)                              7,141         179,992      5.29%          8,148        197,200          5.51%
Other securities                             1,650          50,558      4.35%          2,530         64,173          5.26%
                                       ------------    ------------    ------- --------------   ------------     ----------
  Total securities (TE)                     66,510       1,777,036      4.99%         65,691      1,735,581          5.05%

  Total short-term investments               1,850          94,810      2.61%          5,060        139,323          4.86%

  Average earning assets yield (TE)       $258,165      $5,640,472      6.11%       $265,221     $5,253,693          6.74%

Interest-Bearing Liabilities
Interest-bearing transaction deposits      $10,418      $1,410,665      0.99%        $14,360     $1,445,384          1.33%
Time deposits                               52,123       1,766,541      3.94%         58,871      1,730,787          4.55%
Public Funds                                19,112         990,498      2.58%         26,221        806,476          4.35%
                                       ------------    ------------    ------- --------------   ------------     ----------
   Total interest bearing deposits         $81,653      $4,167,704      2.62%        $99,452     $3,982,647          3.34%

  Total borrowings                          11,680         546,695      2.85%          5,589        203,025          3.68%

  Capitalized Interest                        (59)                                     (872)

  Total interest bearing liab cost         $93,274      $4,714,399      2.64%       $104,169     $4,185,672          3.33%

Noninterest-bearing deposits                               869,655                                  942,360
Other net interest-free funding sources                     56,418                                  125,662

Total Cost of Funds                        $93,274      $5,640,472      2.21%       $104,169     $5,253,694          2.65%

Net Interest Spread (TE)                  $164,891                      3.47%       $161,052                         3.41%

Net Interest Margin (TE)                  $164,891      $5,640,472      3.90%       $161,052     $5,253,694          4.09%

Hancock Holding Company
Quarterly Financial Data
(amounts in thousands, except
per share data and FTE headcount)
(unaudited)                                            2006                     2007                                   2008
                                                    ---------  ---------------------------------------  ---------------------------
                                                       4Q         1Q        2Q         3Q       4Q         1Q        2Q       3Q
                                                    ---------  --------  ---------  --------  --------  --------- --------- -------
Per Common Share Data

Earnings per share:
    Basic                                              $0.67     $0.59      $0.63     $0.55     $0.53     $0.64     $0.67     $0.51
    Diluted                                            $0.65     $0.58      $0.62     $0.55     $0.53     $0.63     $0.66     $0.50
Cash dividends per share                              $0.240    $0.240     $0.240    $0.240    $0.240    $0.240    $0.240    $0.240
Book value per share (period-end)                     $17.09    $17.27     $17.13    $17.55    $17.71    $18.41    $18.27    $18.95
Tangible book value per share (period-end)            $14.87    $15.05     $14.90    $15.32    $15.45    $16.17    $16.06    $16.77
Weighted average number of shares:
    Basic                                             32,632    32,665     32,233    32,005    31,097    31,346    31,382    31,471
    Diluted                                           33,378    33,299     32,749    32,492    31,577    31,790    31,814    31,905
Period-end number of shares                           32,666    32,518     32,094    31,786    31,295    31,372    31,386    31,702
Market data:
    High closing price                                $56.00    $54.09     $44.37    $43.90    $43.47    $44.29    $45.68    $68.42
    Low closing price                                 $50.85    $41.88     $37.50    $32.78    $33.35    $33.45    $38.38    $33.34
    Period end closing price                          $52.84    $43.98     $37.55    $40.08    $38.20    $42.02    $39.29    $51.00
    Trading volume                                     6,393     8,577     11,614    10,290    17,662    17,204    14,527    23,562

Other Period-end Data

FTE headcount                                          1,848     1,929      1,944     1,966     1,888     1,877     1,903     1,941
Tangible common equity                              $485,778  $489,430   $478,085  $486,871  $483,612  $507,287  $503,953  $531,800
Tier I capital                                      $510,638  $513,229   $510,096  $508,554  $497,307  $512,248  $527,479  $546,379
Goodwill                                             $62,277   $62,277    $62,277   $62,277   $62,277   $62,277   $62,277   $62,277
Amortizable intangibles                               $9,414    $8,991     $8,607    $8,195    $7,753    $7,388    $6,762    $6,402
Mortgage servicing intangibles                          $941      $829       $729      $632      $545      $477      $413      $357
Common shares repurchased for publicly
  announced plans                                          -       228        433       343       552         0         0         0

Performance Ratios

Return on average assets                               1.44%     1.32%      1.42%     1.21%     1.11%     1.30%     1.36%     1.00%
Return on average common equity                       15.54%    13.77%     14.53%    12.58%    11.69%    14.13%    14.51%    10.90%
Earning asset yield (TE)                               6.54%     6.64%      6.76%     6.82%     6.72%     6.28%     6.03%     6.02%
Total cost of funds                                    2.48%     2.60%      2.59%     2.76%     2.68%     2.47%     2.12%     2.03%
Net interest margin (TE)                               4.06%     4.04%      4.17%     4.06%     4.04%     3.80%     3.91%     3.99%
Noninterest expense as a percent
  of total revenue (TE) before amortization
  of purchased intangibles, net storm-related gain/
  (loss), gain on sale of credit card
  merchant and securities transactions                59.79%    61.40%     61.51%    65.45%    67.98%    59.49%    60.26%    62.92%
Common equity (period-end) as
  a percent of total assets (period-end)               9.36%     9.61%      9.36%     9.45%     9.15%     8.99%     9.15%     8.91%
Leverage (Tier I) ratio                                8.63%     8.80%      9.01%     8.82%     8.49%     8.34%     8.57%     8.66%
Tangible common equity ratio                           8.24%     8.48%      8.24%     8.34%     8.08%     7.98%     8.13%     7.97%
Net charge-offs as a
  percent of average loans                             0.19%     0.18%      0.18%     0.21%     0.26%     0.32%     0.27%     0.42%
Allowance for loan losses as
  a percent of period-end loans                        1.43%     1.41%      1.35%     1.31%     1.31%     1.46%     1.41%     1.40%
Allowance for loan losses to
  NPAs + loans 90 days past due                      694.67%   413.60%    410.98%   335.22%   241.43%   265.81%   203.06%   189.69%
Loan/deposit ratio                                    64.34%    65.91%     69.62%    70.28%    72.33%    72.10%    74.82%    77.46%
Noninterest income excluding
  net storm-related gain/(loss), gain on sale of
  credit card merchant and
  securities transactions as a percent
  of total revenue (TE)                               33.14%    32.96%     36.33%    36.83%    36.67%    36.73%    36.52%    34.46%

Hancock Holding Company
Quarterly Financial Data
(amounts in thousands, except
per share data and FTE headcount)
(unaudited)                                2006                           2007                                       2008
                                       ----------- ---------------------------------------------- ---------- ---------------------
                                            4Q            1Q         2Q          3Q         4Q         1Q         2Q        3Q
                                       ----------- ---------------------------------------------- ---------- ---------------------
Asset Quality Information

Non-accrual loans                          $3,500      $4,494      $7,544      $8,500    $13,067     $12,983    $18,106    $21,875
Foreclosed assets                             681         718       1,146       1,374      2,297       3,619      1,693      2,197
                                       ----------- ---------------------------------------------- ---------- ---------------------
Total non-performing assets                $4,181      $5,212      $8,690      $9,874    $15,364     $16,602    $19,799    $24,072
Non-performing assets as a percent of
  loans and foreclosed assets               0.13%       0.16%       0.25%       0.28%      0.43%       0.46%      0.52%      0.59%

Accruing loans 90 days past due            $2,552      $6,035      $2,558      $3,819     $4,154      $3,340     $6,449     $6,082
Accruing loans 90 days past due as
  a percent of loans                        0.08%       0.18%       0.07%       0.11%      0.12%       0.09%      0.17%      0.15%
Non-performing assets + accruing loans
  90 days past due to loans and
  foreclosed assets                         0.21%       0.34%       0.33%       0.39%      0.54%       0.55%      0.69%      0.74%

Net charge-offs                            $1,523      $1,466      $1,528      $1,880     $2,370      $2,933     $2,495     $4,164
Net charge-offs as
  a percent of average loans                0.19%       0.18%       0.18%       0.21%      0.26%       0.32%      0.27%      0.42%

Allowance for loan losses                 $46,772     $46,517     $46,227     $45,901    $47,123     $53,008    $53,300    $57,200
Allowance for loan losses as a
  percent of period-end loans               1.43%       1.41%       1.35%       1.31%      1.31%       1.46%      1.41%      1.40%
Allowance for loan losses to NPAs +
  accruing loans 90 days past due         694.67%     413.60%     410.98%     335.22%    241.43%     265.81%    203.06%    189.69%

Provision for (recovery of) loan losses     ($57)      $1,211      $1,238      $1,554     $3,592      $8,818     $2,787     $8,064

Net Charge-off Information

Net charge-offs:
Commercial/real estate loans               ($137)        $168       ($63)       ($58)     ($100)        $834       $600     $1,556
Mortgage loans                               (11)          23        (22)           -         42           -         61        179
Direct consumer loans                         493         110         617         864       $886        $588        442        650
Indirect consumer loans                       395         675         471         314       $518        $463        681        867
Finance company loans                         783         489         525         760     $1,024      $1,048        711        912
                                       ----------- ---------------------------------------------- ---------- ---------------------
Total net charge-offs                      $1,523      $1,465      $1,528      $1,880     $2,370      $2,933     $2,495     $4,164
                                       ----------- ---------------------------------------------- ---------- ---------------------

Average loans:
Commercial/real estate loans           $1,855,506  $1,931,966  $2,040,088  $2,106,778 $2,128,279  $2,224,695 $2,272,057 $2,453,154
Mortgage loans                            428,674     426,103     382,642     388,603    440,842     399,374    413,076    427,752
Direct consumer loans                     479,087     485,201     487,267     491,417    505,098     514,441    526,752    546,079
Indirect consumer loans                   350,829     357,008     360,451     373,677    385,093     386,985    386,565    410,110
Finance Company loans                      86,965      92,315     101,092     109,807    114,750     113,113    113,555    116,140
                                       ----------- ---------------------------------------------- ---------- ---------------------
Total average loans                    $3,201,061  $3,292,593  $3,371,540  $3,470,282 $3,574,062  $3,638,608 $3,712,005 $3,953,235

Net charge-offs to average loans:
Commercial/real estate loans               -0.03%       0.04%      -0.01%      -0.01%     -0.02%       0.15%      0.11%      0.25%
Mortgage loans                             -0.01%       0.02%      -0.02%       0.00%      0.04%       0.00%      0.06%      0.17%
Direct consumer loans                       0.41%       0.09%       0.51%       0.70%      0.70%       0.46%      0.34%      0.47%
Indirect consumer loans                     0.45%       0.77%       0.52%       0.33%      0.53%       0.48%      0.71%      0.84%
Finance Company loans                       3.57%       2.15%       2.08%       2.74%      3.54%       3.73%      2.52%      3.12%
                                       ----------- ---------------------------------------------- ---------- ---------------------
Total net charge-offs to average loans      0.19%       0.18%       0.18%       0.21%      0.26%       0.32%      0.27%      0.42%

Hancock Holding Company
Quarterly Financial Data
(amounts in thousands, except
per share data and FTE headcount)
(unaudited)                                          2006                  2007                              2008
                                                  --------- ---------------------------------- ------- ---------------------
                                                     4Q      1Q         2Q       3Q      4Q      1Q       2Q        3Q
                                                  --------- ---------------------------------- ------- ---------------------
Income Statement

Interest income                                    $87,104  $85,708   $84,937  $87,609 $87,559 $84,813  $81,732   $84,132
Interest income (TE)                                89,366   88,124    87,204   89,982  90,041  87,269   84,164    86,774
Interest expense                                    33,966   34,308    33,394   36,467  36,067  34,344   29,573    29,357
                                                  --------- ---------------------------------- ------- ---------------------
Net interest income (TE)                            55,400   53,816    53,810   53,515  53,974  52,925   54,591    57,417
Provision for (recovery of) loan losses               (57)    1,211     1,238    1,554   3,592   8,818    2,787     8,064
Noninterest income excluding net storm-related
 gain/(loss) and securities transactions            27,459   26,457    30,710   31,198  31,897  30,728   31,412    30,194
Net storm-related gain/(loss)                        5,084        -         -        -       -       -        -         -
Securities transactions gains/(losses)             (5,396)        6        34       34     234   5,652      426      (79)
Noninterest expense                                 50,042   49,708    52,374   55,857  58,804  50,134   52,189    55,483
                                                  --------- ---------------------------------- ------- ---------------------
Income before income taxes                          30,300   26,944    28,675   24,963  21,227  27,897   29,021    21,343
Income tax expense                                   8,538    7,715     8,352    7,224   4,627   7,840    8,037     5,338
                                                  --------- ---------------------------------- ------- ---------------------
Net income                                          21,762   19,229    20,323   17,739  16,600  20,057   20,984    16,005
                                                  ========= ================================== ======= =====================

Noninterest Income
  and Noninterest Expense

Service charges on deposit accounts                 $9,402   $9,190   $10,471  $11,085 $11,182 $10,790  $10,879   $11,108
Trust fees                                           3,624    3,693     4,124    3,892   4,194   4,175    4,575     4,330
Debit card & merchant fees                           1,983    2,291     2,618    2,571   2,645   2,540    2,884     2,805
Insurance fees                                       5,346    4,369     5,033    4,270   5,561   4,341    4,259     3,819
Investment & annuity fees                            1,519    1,978     2,018    2,253   2,498   2,809    2,727     2,421
ATM fees                                             1,215    1,380     1,428    1,550   1,626   1,691    1,757     1,718
Secondary mortgage market operations                   945      911     1,116      935     761     778      753       817
Other income                                         3,425    2,645     3,902    4,642   3,430   3,604    3,578     3,176
                                                  --------- ---------------------------------- ------- ---------------------
Noninterest income excluding net storm-related
  gain/(loss) and securities transactions          $27,459  $26,457   $30,710  $31,198 $31,897 $30,728  $31,412   $30,194
Net storm-related gain/(loss)                        5,084        -         -        -       -       -        -         -
Securities transactions gains/(losses)             (5,396)        6        34       34     234   5,652      426      (79)
                                                  --------- ---------------------------------- ------- ---------------------
Total noninterest income including storm-related
  gain/(loss) and securities transactions          $27,147  $26,463   $30,744  $31,232 $32,131 $36,380  $31,838   $30,115
                                                  ========= ================================== =============================

Personnel expense                                  $24,092  $26,563   $24,837  $28,531 $27,027 $25,631  $27,031   $28,664
Occupancy expense (net)                              3,335    4,073     4,469    4,731   6,162   4,601    4,702     5,188
Equipment expense                                    2,665    2,272     2,768    2,814   2,610   2,909    2,785     2,711
Other operating expense                             19,451   16,377    19,916   19,369  22,573  16,628   17,307    18,560
Amortization of intangibles                            499      423       384      412     432     365      364       360
                                                  --------- ---------------------------------- ------- ---------------------
Total noninterest expense                          $50,042  $49,708   $52,374  $55,857 $58,804 $50,134  $52,189   $55,483